UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	March 31, 2008

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 344-8150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 3, 2008, FairPoint Communications, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, (i) the effectiveness of the amended joint settlement stipulation (the “Amended MPUC Stipulation”) filed with the Maine Public Utilities Commission (the “MPUC”) on December 21, 2007 by the Company, Verizon New England Inc. (“Verizon New England”), the Advocacy Staff of the MPUC, the Office of the Public Advocate in Maine, Cornerstone Communications, LLC, Biddeford Internet Corp. d/b/a Great Works Internet and Oxford Networks, relating to the Company’s acquisition of the local exchange business and related landline activities of Verizon Communications Inc. (“Verizon”) in Maine, New Hampshire and Vermont through a merger of Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon, with and into the Company (the “Merger”) and (ii) the effectiveness of the joint settlement stipulation (the “NHPUC Stipulation”) filed with the New Hampshire Public Utilities Commission (the “NHPUC”) by the Company, Verizon New England, certain affiliates of Verizon New England and the staff of the NHPUC relating to the Merger.  The Original 8-K also contained a summary of the terms and conditions of the orders issued by the MPUC (the “MPUC Order”), the NHPUC (the “NHPUC Order”) and the Vermont Public Service Board (the “VPSB Order”) on February 1, 2008, February 25, 2008 and February 15, 2008, respectively, in each case, approving the Merger, subject to certain conditions.

The Company is filing this Amendment to Current Report to replace certain language contained in Item 1.01 of the Original 8-K to clarify certain of the Company’s expenditure requirements in Maine, New Hampshire and Vermont.

Item 1.01 – Entry into a Material Definitive Agreement.

The second paragraph under “Maine Regulatory Approval” is replaced in its entirety with the following:

“The MPUC Stipulation provides for, among other things: (i) a 35% reduction in the Company's anticipated annual dividend rate following the Merger until such time as the Company satisfies certain financial conditions set forth in the MPUC Stipulation; (ii) restrictions on the Company’s ability to pay dividends after the second full fiscal quarter following the closing of the Merger based on the Company satisfying specified financial ratio tests set forth in the MPUC Stipulation; (iii) the Company making average annual capital expenditures in Maine of $48 million, $48 million and $47 million, respectively, in the first three years following the consummation of the Merger; (iv) the requirement for the Company to implement its proposed initial two year DSL deployment plan resulting in further estimated cumulative expenditures over that period of $17.55 million in addition to the amounts set forth in clause (iii) above and to reach 83% addressability in Maine within the first two years following the consummation of the Merger; (v) the requirement for the Company to expend an additional $40 million on broadband deployment in the first five years following the consummation of the Merger, resulting in further estimated cumulative expenditures over that period of $26 million in addition to the amounts set forth in clauses (iii) and (iv) above, and to expand DSL addressability in Maine to 90% by the end of the five year period following the closing of the Merger; and (vi) the Company paying annually the greater of $35 million or 90% of Free Cash Flow (defined in the MPUC Stipulation as the cash flow remaining after all operating expenses, interest payments, tax payments, capital expenditures, dividends and other routine cash expenditures have occurred) to reduce the principal amount of the term loan which the Company expects to obtain in connection with the Merger.  In addition, the MPUC Stipulation also required Verizon New England to provide at or before the closing of the Merger a contribution to Spinco that would increase Spinco’s working capital in the amount of $235.5 million in addition to the amount specified for working capital in the Distribution Agreement, dated as of January 15, 2007, by and among Verizon and Spinco, as amended by Amendment No. 1 to Distribution Agreement, dated as of March 30, 2007, Amendment No. 2 to Distribution Agreement, dated as of June 28, 2007, Amendment No. 3 to Distribution Agreement, dated as of July 3, 2007, and Amendment No. 4 to Distribution Agreement, dated as of February 25, 2008, in each case, by and among Verizon and Spinco (the “Distribution Agreement”), as in effect as of the date of the MPUC Stipulation.  The MPUC Stipulation was filed as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 13, 2007.”

The second paragraph under “New Hampshire Regulatory Approval” is replaced in its entirety with the following:

“The NHPUC Stipulation provides for, among other things: (i) the Company making minimum capital expenditures in New Hampshire of $52 million in each of the first three years following the consummation of the Merger and $49 million in each of the fourth and fifth years following the consummation of the Merger; (ii) the requirement for the Company to expand broadband availability in New Hampshire to 75% of the Company’s access lines within 18 months of the consummation of the Merger, 85% within two years of the consummation of the Merger and 95% within five years of the consummation of the Merger, resulting in further estimated cumulative expenditures over that period of $31.4 million in addition to the amounts set forth in clause (i) above; (iii) a 35% reduction in the Company’s anticipated annual dividend rate following the Merger until such time as the Company satisfies certain financial conditions set forth in the NHPUC Stipulation; (iv) restrictions on the Company’s ability to pay dividends after the second full fiscal quarter following the closing of the Merger if the Company does not satisfy specified financial ratio tests set forth in the NHPUC Stipulation; (v) the Company paying annually the greater of $45 million or 90% of Free Cash Flow (defined in the NHPUC Stipulation as revenue less all cash operating expenses (including, without limitation, interest payments and tax payments and cash contributions to retirement or pension benefit plans, capital expenditures, dividends and other routine cash expenditures) to reduce the principal amount of the term loan which the Company obtained in connection with the Merger; and (vi) the appointment of an independent third party monitor for the transition services cutover process for the conversion from Verizon’s systems to the Company’s systems.  In addition, the NHPUC Stipulation requires Verizon New England to (a) contribute an additional $25 million to Spinco immediately prior to the consummation of the Merger and an additional $25 million to the Company on the second anniversary of the consummation of the Merger to fund capital and operating expenditures and other broadband expansion in New Hampshire in excess of the minimum expenditures necessary to meet the requirements set forth above (or the net present value of such amount on the closing date of the Merger) and (b) provide at the closing of the Merger a contribution to Spinco that would increase Spinco’s working capital in the amount of $235.5 million in addition to the amount specified for working capital in the Distribution Agreement as in effect as of the date of the NHPUC Stipulation.  The foregoing summary of the NHPUC Stipulation is qualified in its entirety by reference to the full text of the NHPUC Stipulation which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.”

The fourth and fifth paragraphs under “Vermont Regulatory Approval” are replaced in their entirety with the following:

“In addition, the VPSB Order is conditioned upon the Company being subject to the terms and conditions of an amended alternative regulation plan adopted by the VPSB by order in 2006 for Verizon New England in Vermont (the “Amended Incentive Regulation Plan”).  Among other things, under the Amended Incentive Regulation Plan, the Company is committed to make broadband available to 75% of its access lines in Vermont by 2008 and 80% of its access lines in Vermont by 2010, with a milestone of 77% for 2009.  The Amended Incentive Regulation Plan (as modified by the VPSB Order approving the Merger) provides pricing flexibility for all new services, and no price increases are permitted for existing services such as basic exchange service, message toll service and most vertical services.  The VPSB Order also continues a service quality plan under the Amended Incentive Regulation Plan with a $10.5 million penalty cap.

As a part of the Vermont Stipulation, the Company also has agreed to exceed the existing Amended Incentive Regulation Plan's broadband buildout milestones and has agreed to a condition that requires the Company to reach 100% broadband availability in 50% of its exchanges in Vermont, (resulting in further estimated cumulative expenditures through 2010 of $44 million in addition to the minimum annual capital expenditures required by the VPSB Order). This requirement has been adopted by the VPSB in the VPSB Order as a condition of approval and is in addition to the broadband expansion requirements contained in the existing Amended Incentive Regulation Plan. The Company has also agreed in the Vermont Stipulation to implement a performance enhancement plan, which has been adopted by the VPSB as a condition of the VPSB Order (in addition to the retail service quality plan required under the Amended Incentive Regulation Plan).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and Chief Financial Officer

Date:  April 11, 2008